As filed with the Securities and Exchange Commission on December 8, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ATHENE HOLDING LTD.

(Exact name of registrant as specified in its charter)

Bermuda	6311	98-0630022
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

96 Pitts Bay Road

Pembroke, HM08, Bermuda

(441) 279-8400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System

111 Eighth Avenue

New York, New York 10011

(212) 894-8940

(Name, address and telephone number, including area code, of agent for service)

Copies to:

Perry J. Shwachman Samir A. Gandhi Sidley Austin LLP One South Dearborn Chicago, Illinois 60603 Telephone: (312) 853-7000 Telecopy: (312) 853-7036	Harvey M. Eisenberg Weil, Gotshal & Manges LLP 767 Fifth Avenue New York, New York 10153 Telephone: (212) 310-8000 Telecopy: (212) 310-8007	Daniel J. Bursky Mark Hayek Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 Telephone: (212) 859-8000 Telecopy: (212) 859-4000	Charles G.R. Collis Conyers Dill & Pearman Clarendon House, 2 Church Street, PO Box HM 666 Hamilton, HM CX Bermuda Telephone: (441) 295-1422 Telecopy: (441) 292-4720

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ (Registration No. 333-211243)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)(3)	Amount of Registration Fee(4)
Class A Common Shares, $0.001 par value	$92,000,000	$10,662.80

(1)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended.
(2)	Includes shares that the underwriters have the option to purchase.
(3)	The registrant is registering $92,000,000 of the proposed maximum aggregate offering price pursuant to this Registration Statement, which is in addition to the amount registered pursuant to the Form S-1 Registration Statement (Registration No. 333-211243).
(4)	The registrant has an outstanding balance of $223,252.00 in its SEC account in connection with previous filings of the Form S-1 Registration Statement (Registration No. 333-211243). In accordance with Rule 457(o), an additional $10,662.80 is being paid with this Form S-1 Registration Statement.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

2

Explanatory Note and Incorporation By Reference

This Registration Statement on Form S-1 relating to the public offering of Class A common shares of Athene Holding Ltd. (the “shares”) contemplated by the Registration Statement on Form S-1 (File No. 333-211243) (as amended, the “Prior Registration Statement”), is filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended, solely to increase the maximum aggregate offering price of the shares offered in the public offering by $92,000,000, including shares that may be sold pursuant to an option to purchase additional shares granted to the underwriters. The contents of the Prior Registration Statement, including all exhibits thereto, which was declared effective by the Securities and Exchange Commission on December 8, 2016, are hereby incorporated by reference and are deemed to be a part of this Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

Signatures

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Pembroke, Bermuda, on the 8th day of December, 2016.

ATHENE HOLDING LTD.

By:	/s/ Martin P. Klein
Martin P. Klein Chief Financial Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below as of December 8, 2016:

Signature	Title	Date

/s/ *	Chairman and Chief Executive Officer (Principal Executive Officer)	December 8, 2016
James R. Belardi

/s/ Martin P. Klein	Chief Financial Officer (Principal Financial Officer)	December 8, 2016
Martin P. Klein

/s/ *	Controller (Principal Accounting Officer)	December 8, 2016
William Eckert

/s/ *	Director	December 8, 2016
Marc Beilinson

/s/ *	Director	December 8, 2016
Robert Borden

/s/ *	Director	December 8, 2016
Gernot Lohr

/s/ *	Director	December 8, 2016
Matthew R. Michelini

/s/ *	Director	December 8, 2016
Manfred Puffer

/s/ *	Director	December 8, 2016
Marc Rowan

/s/ *	Director	December 8, 2016
Lawrence J. Ruisi

/s/ *	Director	December 8, 2016
Imran Siddiqui

Signature	Title	Date

/s/ *	Director	December 8, 2016
Hope Schefler Taitz

/s/ *	Director	December 8, 2016
Brian Leach

/s/ *	Director	December 8, 2016
H. Carl McCall

/s/ *	Director	December 8, 2016
Arthur Wrubel

* By:	/s/ Martin P. Klein
Martin P. Klein Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Conyers Dill & Pearman Limited*

8.1	Opinion of Sidley Austin LLP*

16.1	Change in Auditor Letter of PricewaterhouseCoopers Ltd.*

23.1.1	Consent of Conyers Dill & Pearman Limited (included in the opinion filed as Exhibit 5.1 hereto)*

23.1.2	Consent of Sidley Austin LLP (included in the opinion filed as Exhibit 8.1 hereto)*

23.2.1	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm*

23.2.2	Consent of PricewaterhouseCoopers Ltd., Independent Registered Public Accounting Firm*

23.2.3	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm*

24.1	Power of Attorney(1)

24.2	Power of Attorney(2)

99.1	Form F-N (to be filed concurrently with this registration statement)

*Filed herewith.

(1)	Previously filed on May 9, 2016 as an exhibit to the registrant’s Registration Statement on Form S-1 (File No. 333-211243) and incorporated by reference herein.
(2)	Previously filed on October 25, 2016 as an exhibit to the registrant’s Registration Statement on Form S-1 (File No. 333-211243) and incorporated by reference herein.